Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement on Form S-3 No. 333-270559; and
2.Registration Statement on Form S-8 Nos. 333-65533, 333-188350, 333-202636, 333-211112, 333-213114, 333-218398, 333-221439, 333-231330 and 333-271773.

of our reports dated February 26, 2025, with respect to the consolidated financial statements of RB Global, Inc., and the effectiveness of internal control over financial reporting of RB Global, Inc., included in this Annual Report (Form 10-K) of RB Global, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Chicago, Illinois
February 26, 2025